EXHIBIT 5.1
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L. VAN STILLMAN, P.A.                   1177 George Bush Boulevard, Suite 308
Attorney-At-Law                              DELRAY BEACH, FLORIDA 33483
                                               Telephone (561) 330-9903
L. Van Stillman                                Facsimile (561) 330-9116
Admitted in Florida and Pennsylvania           E-Mail van@stillman.net
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                                  June 26, 2000



Board of Directors
Stanfield Educational  Alternatives, Inc.
1025 S. Semoran Blvd.
Suite 1093
Winter Park, Florida	33432

RE:	Registration Statement on Form S-8

Gentlemen:

	You have requested my opinion as to whether or not the 750,000 shares of common stock (no par value) to be issued to various individuals solely for services, when issued, will be legally issued and fully paid and non-assessable securities of the Company.
In connection with these agreements, I have examined the Form of the Registration Statement to be filed by the Company in connection with such shares on Form S-8; the Articles of Incorporation of the Company, as amended; the By-Laws of the Company currently in effect; and the Minutes of the Company relating to the issuance of the shares. In addition, I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company and have made such other investigations as I deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, I have reviewed such statutes and regulations as I have deemed relevant and necessary. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity of all documents submitted to me as certified or photostat copies, and the authenticity of the original of such copies. I have further assumed that the recipients of the shares of common stock under this agreement will have paid the consideration required under the terms of such agreement or agreements prior to the issuance of such shares.

	Based upon the foregoing, and in reliance thereon, it is my opinion that, subject to the limitations set forth herein, the agreements made with individuals for the issuance of 750,000 shares of common stock to be issued, will, upon receipt of full payment,


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BOARD OF DIRECTORS
Infe.com, Inc.
RE:  REGISTRATION STATEMENT ON FORM S-8
PAGE 2
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issuance and delivery in accordance with the terms of the
agreements covered by such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the shares enumerated herein which are to be expressly covered by the Registration Statement and does not cover subsequent issuances of shares to be made in the future pursuant to such agreement, if any, pertaining to services to be performed in the future. Such transactions are required to be included in either a new registration statement or a post effective amendment to the Registration Statement including updated opinions concerning the validity of issuance of such shares.

	This opinion is limited to the laws of the State of Florida. I express no opinion with respect to the laws of any other jurisdiction. In addition, I hereby consent to you filing this opinion with the Securities and Exchange Commission as an exhibit to the above-referenced Registration Statement. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. This opinion is based upon my knowledge of the law and facts as of the date hereof. I assume no duty to communicate with you with respect to any matter which comes to my attention hereafter.




                                    			Very truly yours,
                                  					LAW OFFICE OF L. VAN STILLMAN, P.A.




                                       /s/ L. Van Stillman
                                       -----------------------------------
                                  					L. Van Stillman, President



LVS:kni


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